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                                                                    EXHIBIT 23.7

             [LETTER HEAD OF NETHERLAND, SEWELL & ASSOCIATES, INC.]

     As independent petroleum engineers, we hereby consent to the reference in this Registration Statement on Form S-4 of Apache Corporation to our Firm's name and our Firm's review of the proved oil and gas reserve quantities of The Phoenix Resource Companies, Inc. as of January 1, 1996, and to the incorporation by reference of our Firm's name and review into this Registration Statement.

                                          Netherland, Sewell & Associates, Inc.

Houston, Texas
April 3, 1996